Exhibit 10.1

Perrigo Company PLC 2026 Long-Term Incentive Plan

SECTION 1. PURPOSE. Perrigo Company plc, a public limited company headquartered in Ireland, has adopted the Perrigo Company plc 2026 Long-Term Incentive Plan (including the appendices hereto, the “2026 Plan” or the “Plan”) to encourage employees, directors and other persons providing significant services to Perrigo Company and its subsidiaries and/or Affiliates to acquire a proprietary interest in the growth and performance of Perrigo Company, to generate an increased incentive to contribute to its future success and prosperity, thus enhancing the value of Perrigo Company for the benefit of share owners, and to enhance the ability of Perrigo Company to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of Perrigo Company depends.

SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

1.	“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

2.

“Award” means any Option, Stock Appreciation Right, Restricted Share Award, Performance Share, Performance Unit, Restricted Share Unit, or any other right, interest, or option relating to Shares or other securities of Perrigo granted pursuant to the provisions of the Plan.

3.	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted hereunder and signed by both Perrigo and the Participant.

4.

“Beneficiary” means the person or persons to whom an Award is transferred by his or her will or by the laws of descent and distribution of the state in which the Participant resided at the time of his or her death.

5.	“Board” means the Board of Directors of Perrigo Company plc.

6.	“Cause” means any of the following events, as determined by the Committee:

a.	The commission of an act which, if proven in a court of law, would constitute a felony violation under applicable criminal laws;

b.	A breach of any material duty or obligation imposed upon the Participant by the Company;

c.	Divulging the Company’s confidential information, or breaching or causing the breach of any confidentiality agreement to which the Participant or the Company is a party;

d.	Engaging or assisting others to engage in business in competition with the Company;

e.	Refusal to follow a lawful order of the Participant’s superior or other conduct which the Board or the Committee determines to represent insubordination on the part of the Participant; or

f.	Other conduct by the Participant which the Board or the Committee, in its discretion, deems to be sufficiently injurious to the interests of the Company to constitute cause.

7.	“CEO” means the Chief Executive Officer of Perrigo.

8.	A “Change in Control” means the occurrence of any of the following:

a.

Any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions) (other than (A) Perrigo, (B) any employee benefit plan of the Company or any Trustee of or fiduciary with respect to any such plan when acting in such capacity, or (C) any person who, on the Effective Date of the Plan, is an Affiliate of Perrigo and owning in excess of ten percent (10%) of the outstanding Shares of Perrigo and the respective successors, executors, legal representatives, heirs and legal assigns of such person), alone or together with its Affiliates and associates, and other than in a merger or consolidation of the type referred to in subsection (8)(b) below, has acquired or obtained the right to acquire the beneficial ownership of fifty percent (50%) or more of the Shares then outstanding;

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b.

The consummation of a merger, consolidation or similar transaction involving Perrigo and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of Perrigo immediately prior to such consummation do not beneficially own (within the meaning of Rule 13d-3 of the Exchange Act or comparable successor rules), directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined voting power of the surviving entity in such merger, consolidation or similar transaction, or (B) outstanding voting securities representing more than fifty percent (50%) of the combined voting power of the parent of the surviving entity in such merger, consolidation or similar transaction; or

c.	The Continuing Directors no longer constitute a majority of the Board.

9.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and the applicable rulings and regulations thereunder.

10.

“Committee” means the Talent & Compensation Committee of the Board, which shall consist of not fewer than three directors, taking into consideration for each such director (i) the rules under Section 16(b) of the Exchange Act regarding “non-employee directors,” and (ii) the rules regarding “independent directors” of the securities exchange on which the Shares are listed, or any successor definition to any of the foregoing. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee’s authority has been delegated pursuant to Section 3(1) or Section 3(2) of the Plan.

11.	“Company” means Perrigo Company plc, its subsidiaries and/or Affiliates.

12.

“Continuing Director” means any person who was a member of the Board on the Effective Date of the Plan, and any new director thereafter elected by the shareholders or appointed by the Board, provided such new director’s election or nomination for election by the Perrigo shareholders was approved by a majority of directors who were either directors on the Effective Date or whose election or nomination for election was previously so approved.

13.

“Disability” means (i) with respect to an Employee, disability as defined under the Company’s long term disability insurance plan under which such Employee is then covered; (ii) with respect to any Participant who is not covered under a Company long-term disability plan, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee in its sole discretion.

14.

“Dividend Equivalent” means a credit made to the bookkeeping account maintained by the Committee on behalf of a Participant, in an amount equal to the dividends paid on one Share for each Share represented by an Award held by such Participant, as described in Section 11 hereof.

15.	“Effective Date” has the meaning set forth in Section 17 hereof.

16.	“Employee” means a regular, active employee of the Company.

17.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto, and the applicable rules and regulations thereunder.

18.

“Fair Market Value” means (i) with respect to a Share, the last reported sale price of a Share on the date of determination, or on the most recent date on which the Share is traded prior to that date, as reported on the securities exchange on which the Shares are listed, and (ii) with respect to any other property, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

19.

“Incentive Stock Option” means an Option that, at the time such Option is granted under Section 6 hereof, qualifies as an incentive stock option within the meaning of Sections 421 and 422 of the Code or any successor provision thereto, and which is designated as an Incentive Stock Option in the applicable Award Agreement. No Incentive Stock Options may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code, including as described under §1.424-1(d).

20.

“Involuntary Termination for Economic Reasons” means that the Participant’s Termination Date occurs due to involuntary termination of employment by the Company by reason of a corporate restructuring, a disposition or acquisition of a business or facility, or a downsizing or layoff, as determined by the CEO, in his or her sole discretion, or by the Committee in the case of a Participant subject to Section 16 of the Exchange Act.

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21.	“Nonstatutory Stock Option” means an Option granted under Section 6 hereof that is not intended to be an Incentive Stock Option.

22.	“Option” means an Award of an Incentive Stock Option or a Nonstatutory Stock Option.

23.	“Participant” means an Employee who has been granted an Award under the Plan.

24.	“Performance Award” means any Award of Performance Shares or Performance Units pursuant to Section 9 hereof.

25.

“Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which the performance goals specified by the Committee with respect to such Award are to be measured.

26.

“Performance Share” means any grant pursuant to Section 9 hereof of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

27.

“Performance Unit” means any grant pursuant to Section 9 hereof of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

28.	“Perrigo” means Perrigo Company plc and any successor thereto.

29.

“Person” means any individual, corporation, partnership, association, joint-stock company, Company, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

30.

“Prior Plan” means, collectively, the 2008 Plan, the 2013 Plan and the 2019 Plan (each as defined herein). The Perrigo Company 2008 Long-Term Incentive Plan (the “2008 Plan”) sponsored by Perrigo Company, a Michigan corporation, was amended and restated and renamed the Perrigo Company 2013 Long-Term Incentive Plan (the “2013 Plan”) which was approved by the Perrigo Company shareholders on November 18, 2013. Effective December 18, 2013, Perrigo Company became a wholly-owned subsidiary of Perrigo Company plc, a public limited company headquartered in Ireland, and Perrigo Company plc assumed sponsorship of the 2013 Plan. Perrigo Company plc amended and restated the 2013 Plan and renamed the 2013 Plan the Perrigo Company plc 2019 Long-Term Incentive Plan (the “2019 Plan”) which was approved by the Perrigo Company plc shareholders on April 26, 2019 and amended on each of February 16, 2022, August 2, 2023 and November 1, 2023.

31.

“Restricted Share” means any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate. For the avoidance of doubt, any dividends with respect to Restricted Shares shall be payable only if and to the extent the underlying Restricted Shares become vested.

32.	“Restricted Share Award” means an award of Restricted Shares under Section 8 hereof.

33.

“Restricted Share Unit” or “RSU” means restricted share units which entitle the Participant to receive Shares or the value thereof which is determined in whole or in part, or is otherwise based, on Shares pursuant to Section 10 hereof.

34.

“Retirement” means a Participant’s Termination Date which occurs (i) pursuant to a voluntary early retirement program approved by the Board or the Committee, (ii) after attaining age 65, or (iii) after attaining age 60 with five or more years of service with the Company. For this purpose, a year of service shall be a completed 12-month period of service beginning on the first day of the Participant’s service with the Company as an Employee or an anniversary of such date.

35.	“Shares” means ordinary shares, nominal value €0.001 per share, of Perrigo and such other securities of Perrigo as the Committee may from time to time determine.

36.

“Short-Term Deferral Period” means, with respect to an amount payable pursuant to an Award, the period ending no later than the 15th day of the third month following the later of (i) the end of the Participant’s taxable year in which the amount is no

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longer subject to a substantial risk of forfeiture, or (ii) the end of Perrigo’s fiscal year in which the amount is no longer subject to a substantial risk of forfeiture. A Participant shall have no discretion over the payment date and shall have no right to interest as a result of payment on a date other than the first day of the Short-Term Deferral Period.

37.

“Stock Appreciation Right” means any right granted to a Participant pursuant to Section 7 hereof to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

38.

“Ten Percent Shareholder” means a person who owns (after taking into account the attribution rules of Section 424(b) of the Code or any successor provision thereto) more than 10% of the combined voting power of all classes of shares beneficial interest of the Company and of any subsidiary or parent corporation of the Company.

39.

“Termination Date” means the date that a Participant ceases to be an Employee and ceases to perform any material services for the Company, including, but not limited to, advisory or consulting services or services as a member of the Board. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have a Termination Date if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

40.	“Treasury Regulation” means the regulations promulgated under the Code by the United States Treasury Department, as amended.

SECTION 3. ADMINISTRATION.

1.

AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may be granted; (ii) determine the type or types of Awards to be granted to Participants; (iii) determine the number of Shares to be covered by each Award granted hereunder and the term of each such Award; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including approval of any form of Award Agreement), which terms and conditions may provide for the forfeiture of Awards, the repayment of cash or Shares or other amounts received with respect to an Award and/or the repayment of any gains or profits on a Participant’s sale of Shares acquired under an Award under specified circumstances; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances, any Award shall be canceled or suspended; (viii) construe, interpret and implement and correct any defect, supply any omission and reconcile any inconsistency in the Plan and all Award Agreements and determine disputed facts related thereto; provided that, with respect to all claims or disputes arising out of any determination of the Committee that materially adversely affects a Participant’s Award, (a) the affected Participant shall file a written claim with the Committee for review, explaining the reasons for such claim, and (b) the Committee’s decision must be written and must explain the decision; (ix) establish, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations, (x) establish, amend and rescind rules and regulations relating to the Plan (including the adoption of any sub-plan under the Plan) for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign laws; (xi) appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be entitled to the maximum deference permitted by law and will be final, binding and conclusive and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction. Perrigo has adopted a sub-plan governing awards taxable in the Republic of Ireland, which sub-plan forms part of this Plan and is attached hereto as Appendix 1. Perrigo has also adopted a sub-plan governing Awards to non-employee directors and consultants, which sub-plan forms part of this Plan and is attached hereto as Appendix 2.

2.

DELEGATION. The CEO has the authority to grant Awards to Participants, other than Participants who are subject to Section 16 of the Exchange Act, and to determine the terms and conditions of such Awards (including approval of any form of Award Agreement), subject to the limitations of the Plan and such other limitations and guidelines as the Committee may deem appropriate. Such delegation of authority includes, but is not limited to, the authority to determine (i) the type or types of

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Awards to be granted, (ii) the number of Shares to be covered by each such Award, (iii) the expiration date of each such Award, (iv) the period during which an Option shall be exercisable which may be determined at or subsequent to grant, (v) the restriction period applicable to Restricted Share Awards and to RSUs, (vi) the performance criteria and performance period applicable to Performance Awards, (vii) the terms and conditions relating to the effect of a Participant’s Termination Date, and (viii) the effect of a Change in Control on such Awards.

3.	AWARD AGREEMENTS

a.

MINIMUM VESTING. No Award granted under the Plan may vest, in whole or in part, prior to the one-year anniversary of the date of grant of the Award. Notwithstanding the foregoing: (i) a Participant’s Award Agreement may provide for accelerated vesting if the Participant’s Termination Date occurs due to the Participant’s death, Disability or Retirement, upon a Change in Control, or upon the Participant’s termination without “cause” (as defined in the applicable Award Agreement) or separation for “good reason” (as defined in the applicable Award Agreement) within a specified period following a Change in Control; and, (ii) up to 5% of the Shares available for grant under the Plan may be granted with a minimum vesting schedule that is shorter than that mandated in this Section 3(3)(a). The foregoing one-year minimum vesting period shall not apply to any Award granted in substitution for an Award pursuant to Section 4(5) that does not reduce the vesting period of the Award being substituted.

b.

VESTING DURING DISABILITY. Unless the Committee determines otherwise, the vesting of Awards granted hereunder shall continue during any period of short-term disability. A Participant who is absent from work due to a long-term disability shall continue to vest until the earlier of (i) the six-month anniversary of the commencement of the Participant’s long-term disability, or (ii) the Participant’s Termination Date.

c.

PAYMENT FOR AWARDS. Except as otherwise required in any Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration to receive an Award other than the rendering of services.

d.

ACCEPTANCE OF AWARD. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to Perrigo, and otherwise complied with the then applicable terms and conditions.

SECTION 4. DURATION OF, AND SHARES AVAILABLE UNDER THE PLAN.

1.

TERM. The Plan shall remain in effect until terminated by the Board, provided, however, that no Award may be granted under the Plan more than 10 years after the Effective Date (or for Incentive Stock Options, the date the Plan is approved by the Board, if earlier), but any Award theretofore granted may extend beyond that date.

2.

SHARES AVAILABLE UNDER THE PLAN. The maximum number of Shares in respect for which Awards may be granted under the Plan, subject to adjustment as provided in Section 4(5) of the Plan, is (i) 7,265,000, plus (ii) the number of Shares that remained available for issuance under the Prior Plan as of the Effective Date (including Shares underlying outstanding awards under the Prior Plan that are forfeited, terminated, expire unexercised or are otherwise settled without the delivery of Shares on and after the Effective Date). No further awards shall be made under the Prior Plan after the Effective Date.

3.

COMPUTATION OF SHARES. For the purpose of computing the total number of Shares available for Awards under the Plan, there shall be counted against the above limits the number of Shares subject to issuance upon the exercise or settlement of Awards as of the dates on which such Awards are granted (subject to the limitations on share recycling set forth below). The Shares which were previously subject to Awards but were not delivered shall again be available for Awards under the Plan if any such Awards are forfeited, terminated, expire unexercised, settled in cash or exchanged for other Awards (to the extent of such forfeiture or expiration of such Awards), or if the Shares subject thereto can otherwise no longer be issued. Any Shares which are tendered by a Participant or withheld by the Company as full or partial payment to Perrigo of the purchase price of Shares or the tax withholding requirement with respect to any Awards other than Options or Stock Appreciation Rights granted under the Plan (or the Prior Plan) shall be added to the Shares available for Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under the Plan: (a) Shares tendered or withheld as full or partial payment to Perrigo by a Participant of the purchase price of an Option granted under the Plan (or the Prior Plan) or the tax withholding requirement with respect to Options or Stock Appreciation Rights under the Plan (or the Prior Plan); (b) Shares subject to a Stock Appreciation Right under the Plan (or the Prior Plan) that are

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not issued in connection with its stock settlement on exercise thereof, and (c) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options under the Plan (or the Prior Plan).

4.

SOURCE OF SHARES. Shares which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by Perrigo. No fractional shares shall be issued under the Plan. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated. In all cases the Committee shall require that the nominal value of each newly issued Share issued in satisfaction of an Award under the Plan (including any sub-plan) shall be paid up.

5.

CHANGES IN SHARES. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off or similar transaction or other change in corporate structure affecting the Shares, the Committee shall make equitable adjustments and substitutions with respect to (i) the aggregate number, class and kind of Shares which may be delivered under the Plan, in the aggregate or to any one Participant, (ii) the number, class, kind and option or exercise price of Shares subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and (iii) the number, class and kind of Shares subject to, Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company). The Committee shall have the sole discretion to determine the manner of such equitable adjustment or substitution, provided that the number of Shares or other securities subject to any Award shall always be a whole number.

SECTION 5. ELIGIBILITY. Any Employee shall be eligible to be selected as a Participant. Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

1.

OPTION PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that (i) such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the Option, and (ii) such purchase price for an Incentive Stock Option granted to a Ten Percent Shareholder shall be not less than 110% of the Fair Market Value of the Share on the date of grant of the Option.

2.

OPTION PERIOD. The term of each Option shall be fixed by the Committee in its sole discretion; provided that (i) no Option shall be exercisable after the expiration of 10 years from the date the Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five years from the date the Option is granted.

3.

EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option.

4.

METHOD OF EXERCISE. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

5.

INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of Perrigo or of any parent or subsidiary corporation of Perrigo) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. An

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Incentive Stock Option must be exercised by the Participant within three months following the Participant’s Termination Date, or within 12 months if such termination is by reason of death or Disability. If an Option intended to be an Incentive Stock Option fails to satisfy the requirements of Section 422 of the Code, such Option will automatically convert to a Nonstatutory Stock Option. No more than 7,100,000 Shares (as adjusted pursuant to the provisions of Section 4(5)) that can be delivered under the Plan may be issued through Incentive Stock Options.

6.

REPRICING. Except to prevent the enlargement or dilution of rights, as a result of any increase or decrease in the number of issued Shares (or issuance of shares of stock or other property or securities other than Shares) resulting from a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) (provided that no such adjustment may be made if and to the extent that it would cause an outstanding Award to cease to be exempt from, or fail to comply with, Section 409A), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without the approval of Perrigo’s shareholders.

SECTION 7. STOCK APPRECIATION RIGHTS.

1.

GRANT OF AWARDS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. Each Share subject to a Stock Appreciation Right shall have an exercise price of not less than Fair Market Value of a Share on the date of grant of the Stock Appreciation Right. The term of the Stock Appreciation Right shall be fixed by the Committee in its sole discretion, provided that no Stock Appreciation Right shall be exercisable after the expiration of 10 years from the date the Stock Appreciation Right is granted. The Committee, in its sole discretion, shall establish or impose such other terms and conditions with respect to Stock Appreciation Rights as it shall deem appropriate, which need not be the same with respect to each recipient.

2.

OPTIONS. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted, and may be exercised only if and when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the aggregate purchase price for the Option. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.

SECTION 8. RESTRICTED SHARES.

1.

GRANT OF AWARDS. Restricted Share Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Share Awards need not be the same with respect to each recipient.

2.

REGISTRATION. Any Restricted Shares issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Shares awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

3.

FORFEITURE. Except as set forth in Section 12 or otherwise determined by the Committee at the time of grant, upon a Participant’s Termination Date for any reason during the restriction period, all Restricted Shares still subject to restriction shall be forfeited by the Participant and reacquired by Perrigo; provided that the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of Perrigo, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Shares, except for Restricted Share Awards that are intended to comply with the performance-based compensation requirements of Section 14. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee, shall expire.

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SECTION 9. PERFORMANCE AWARDS.

1.

GRANT OF AWARDS. Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period, the length of the Performance Period, and the amount of the Award to be distributed shall be determined by the Committee upon the grant of each Performance Award. Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine the Participants to whom and the time or times at which such Awards shall be made and all conditions of the Awards. The provisions of Performance Awards need not be the same with respect to each recipient.

2.

PAYMENT OF AWARDS. Except as otherwise provided in an Award Agreement, following the end of each Performance Period, the Committee shall certify the extent to which the performance criteria and other conditions of the Award are achieved. Except as otherwise provided in the Plan or an Award Agreement, Performance Awards shall be settled following the Committee’s certification after the end of the relevant Performance Period, and settlement shall not occur later than the last day of the Short-Term Deferral Period applicable to the Award. Performance Awards may be paid in cash, Shares, other property or any combination of the foregoing, as determined in the sole discretion of the Committee at the time of payment.

SECTION 10. RESTRICTED SHARE UNIT AWARDS.

1.

GRANT OF AWARDS. Restricted Share Unit (“RSU”) Awards may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. At the time of grant of an RSU Award, the Committee shall determine the number of RSUs subject to the Award, when such RSUs shall vest, any conditions (such as continued employment) that must be met in order for the RSUs to vest at the end of the applicable restriction period, and any purchase price applicable to the Award. The Committee shall establish a bookkeeping account in the Participant’s name that reflects the number and type of RSUs standing to the credit of the Participant. The Participant will have only the rights of a general unsecured creditor of the Company until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement.

2.

PAYMENT OF AWARDS. Each RSU that vests entitles the Participant to one Share, cash equal to the Fair Market Value of a Share on the date of vesting, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Except as otherwise provided in the Plan or in an Award Agreement, payment in Shares or cash (as applicable) shall be made upon the vesting of an RSU and shall not occur later than the last day of the Short-Term Deferral Period; provided, however, that a Change in Control (as defined in Section 2) shall not accelerate the payment date of an RSU that is subject to Section 409A of the Code unless such Change in Control is also a “change in control event” as defined in the regulations under Section 409A of the Code.

SECTION 11. DIVIDEND EQUIVALENTS

If the Committee so determines at the time of grant of an Award, Perrigo shall credit to a bookkeeping account maintained on behalf of such Participant an amount equal to the amount of the dividends the Participant would have received, if such Award held by the Participant on the record date for such dividend payment had been a Share. No interest or other earnings shall accrue on such bookkeeping account. Amounts attributable to such dividend equivalents shall be subject to the same terms and conditions as the Awards to which such dividend equivalents relate. Notwithstanding the foregoing, any dividend equivalents granted in connection with unvested Awards shall be payable only if and to the extent the underlying Awards become vested. The Participant will have only the rights of a general unsecured creditor of the Company until delivery of Shares, cash or other securities or property is made pursuant to such dividend equivalents as specified in the applicable Award Agreement.

SECTION 12. EFFECT OF TERMINATION DATE

1.	AWARDS, GENERALLY. The Committee shall have the discretion to establish terms and conditions relating to the effect of the Participant’s Termination Date on Awards under the Plan.

2.

OPTIONS, STOCK APPRECIATION RIGHTS, AND RESTRICTED SHARES. Unless otherwise set forth in an Award Agreement or determined by the Committee with respect to an Award of Options, Stock Appreciation Rights or Restricted Shares as provided in the applicable Award Agreement, and subject to the terms of the Plan, the following provisions shall apply to Options, Stock Appreciation Rights and Restricted Shares on a Participant’s Termination Date.

a.

DEATH, DISABILITY, RETIREMENT. If the Participant’s Termination Date occurs due to the Participant’s death, Disability or Retirement, (i) the restriction period with respect to any Restricted Shares shall lapse, and (ii) the Participant’s outstanding

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Options and Stock Appreciation Rights shall immediately vest in full and may thereafter be exercised in whole or in part by the Participant (or the duly appointed fiduciary of the Participant’s estate or Beneficiary in the case of death, or conservator of the Participant’s estate in the case of Disability) at any time prior to the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.

b.

INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of Involuntary Termination for Economic Reasons, the Participant may exercise his or her Options and Stock Appreciation Rights, to the extent vested, at any time prior to the earlier of (i) the date which is 30 days after the date which is 24 months after such Termination Date, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights. Any Options, Stock Appreciation Rights or Restricted Shares that are not vested at such Termination Date, but are scheduled to vest during the 24-month period following the Termination Date, shall continue to vest during such 24-month period according to the vesting schedule in effect prior to such Termination Date. Any Options, Stock Appreciation Rights and Restricted Shares that are not scheduled to vest during such 24-month period will be forfeited on the Termination Date. Notwithstanding the foregoing, if the Participant’s Termination Date occurs for a reason that is both described in this Section 12(2)(b) and in Section 13(1), the special vesting rules described in Section 13(1) shall apply in lieu of the vesting rules described in this Section 12(2)(b).

If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (b), the duly appointed fiduciary of the Participant’s estate or his or her Beneficiary may exercise the Options and Stock Appreciation Rights (to the extent that such Options and Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the later of the date which is (i) 30 days after the date which is 24 months after the Participant’s Termination Date, or (ii) 12 months after the date of death, but in no event later than the expiration of the respective terms of the Options and Stock Appreciation Rights.

c.

TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company (i) any Restricted Shares subject to a restriction period shall be forfeited, and (ii) the Participant’s right to exercise his or her Options and Stock Appreciation Rights shall terminate. If within 60 days of a Participant’s Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause. Any Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.

d.

OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(2), the Participant shall have the right to exercise his or her Options and Stock Appreciation Rights at any time prior to the earlier of (i) the date which is three months after such Termination Date, or (ii) the expiration date of the respective terms of the Options or Stock Appreciation Rights, as applicable, but only to the extent such Option or Stock Appreciation Right, as applicable, was vested prior to such Termination Date. Any Options or Stock Appreciation Rights which are not vested at such Termination Date shall be forfeited on the Termination Date.

If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (d), the duly appointed fiduciary of the Participant’s estate or his or her Beneficiary may exercise the Options or Stock Appreciation Rights (to the extent that such Options or Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the earlier of (i) 12 months after the date of death, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.

3.	SERVICE-VESTING RSU AWARDS. Unless determined otherwise by the Committee with respect to a service-based vesting RSU Award, the following provisions shall apply.

a.

DEATH, DISABILITY, RETIREMENT. If the Participant’s Termination Date occurs due to the Participant’s death, Disability or Retirement, a service-based vesting RSU shall immediately vest in full, provided that any such Disability is a disability as defined in Section 409A of the Code and the regulations thereunder. Payment of the Award due to death or Disability shall be made within the Short-Term Deferral Period. Subject to Section 16(6) regarding specified employees, payment of the Award due to Retirement shall be made within the 75-day period following the Participant’s separation from service (as defined in Section 409A); provided, however, that the Participant shall not have the right to designate the year of payment if such period spans two calendar years.

b.

INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of an Involuntary Termination for Economic Reasons that constitutes a separation from service (as defined in Section 409A), (x) any Shares subject to a service-based vesting RSU Award that are scheduled to vest during the 24-month period

9

following such Termination Date shall continue to vest during such 24-month period according to the vesting schedule in effect prior to such Termination Date, and (y) any Shares that are not scheduled to vest during such period shall be forfeited on the Termination Date. Subject to Section 16(6) regarding specified employees, the Participant shall receive payment with respect to such Award when the scheduled vesting date or dates occur. Notwithstanding the foregoing, if the Participant’s Termination Date occurs for a reason that is both described in this Section 12(3)(b) and in Section 13(1), the special vesting rules described in Section 13(a) shall apply in lieu of the vesting rules described in this Section 12(3)(b).

c.

TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company, the portion of any service-based vesting RSU Award that is not vested shall be forfeited at the time of such notice of termination. If within 60 days of a Participant’s Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause. Any Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.

d.

OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(3), the portion of any service-based vesting RSU Award that is not vested at such Termination Date shall be forfeited on the Termination Date.

4.	PERFORMANCE-VESTING RSU AWARDS (“PSUs”). Unless otherwise determined by the Committee with respect to an RSU Award, the following provisions shall apply.

a.

DEATH, DISABILITY, RETIREMENT. If the Participant’s Termination Date occurs due to the Participant’s death, Disability or Retirement, any Shares subject to the PSU Award shall vest or be forfeited depending on the attainment of performance goals. Subject to Section 16(6) regarding specified employees, the Participant shall receive payment with respect to such PSU Award in accordance with Section 9(2).

b.

INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of an Involuntary Termination for Economic Reasons that constitutes a separation from service (as defined in Section 409A), (i) any Shares subject to the PSU Award for which the Performance Period is scheduled to end during the 24-month period following such Termination Date shall vest or be forfeited depending on the attainment of performance goals, and (ii) any Shares subject to the PSU Award for which the Performance Period is not scheduled to end during such 24-month period shall be forfeited on the Termination Date. Subject to Section 16(6) regarding specified employees, the Participant shall receive payment with respect to such PSU Award in accordance with Section 9(2). Notwithstanding the foregoing, if the Participant’s Termination Date occurs for a reason that is both described in this Section 12(4)(b) and in Section 13(1), the special vesting rules described in Section 13(1) shall apply in lieu of the vesting rules described in this Section 12(4)(b).

c.

TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company, the portion of any PSU Award that is not vested shall be forfeited at the time of such notice of termination. If within 60 days of a Participant’s Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause. Any Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.

d.

OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(4), the portion of any PSU Award that is not vested at such Termination Date shall be forfeited on the Termination Date.

SECTION 13. CHANGE IN CONTROL PROVISIONS

Notwithstanding any other provision of the Plan to the contrary, unless otherwise determined by the Committee with respect to an Award or as stipulated in the applicable Award Agreement, in the event of a Change in Control:

1.

If the Participant’s Termination Date occurs by reason of a termination without “cause” (as is defined in the applicable Award Agreement) or a separation for “good reason” (as defined in the applicable Award Agreement) on or after a Change in Control and prior to the two year anniversary of the Change in Control, the following shall apply to Awards held by Participants:

Perrigo Company plc	10

a.	Any Options and Stock Appreciation Rights outstanding as of such Termination Date, and which are not then exercisable and vested, shall become fully exercisable and vested.

b.

The restrictions and deferral limitations and other conditions applicable to any Restricted Shares shall lapse, and such Restricted Shares shall become free of all restrictions and limitations and become fully vested and transferable.

c.

All Performance Awards shall be considered to be earned and payable as if the greater of target and actual achievement of performance had been obtained for the performance period; provided that, for those Performance Awards for which the performance period has ended, the Performance Awards shall be payable based on actual performance. In addition, any deferral or other restriction applicable to the Performance Awards shall lapse and such Performance Awards shall be settled as soon as practicable after the Participant’s Termination Date.

d.

The restrictions and deferral limitations and other conditions applicable to any service-based vesting RSU Award shall lapse, and such RSU Awards shall become fully vested and shall be settled as soon as practicable after the Participant’s Termination Date.

2.	In addition to the foregoing, the Committee may take any one or more of the following actions with respect to any or all Awards, without the consent of any Participant:

a.

The Committee may require that Participants surrender outstanding Awards in exchange for one or more payments by the Company, in cash or Shares as determined by the Committee, equal to the Fair Market Value of the Shares subject to the Award or, in the case of unexercised Options and Stock Appreciation Rights, the amount, if any, by which the then Fair Market Value of the Shares subject to the Participant’s unexercised Options and Stock Appreciation Rights exceeds the purchase price. Payment shall be made on such terms as the Committee determines.

b.

After giving Participants an opportunity to exercise their outstanding Options and Stock Appreciation Rights, the Committee may terminate any or all unexercised Options and Stock Appreciation Rights at such time as the Committee deems appropriate.

c.

The Committee may determine that any Awards that remain outstanding after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation); provided, that the Committee may deem any performance conditions applicable to Performance Awards earned as if (a) for Performance Awards for which the applicable performance period is complete, actual achievement of performance, and (b) for Performance Awards for which the applicable performance period is incomplete, the greater of target and actual achievement of performance.

d.	Any such surrender, termination or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.

SECTION 14. [RESERVED]

SECTION 15. AMENDMENT AND TERMINATION.

1.

The Board may amend, alter or discontinue the Plan at any time; provided, however, that no amendment, alteration, or discontinuation shall be made that would materially and adversely impair the rights of an optionee or Participant under an Award theretofore granted, without the optionee’s or Participant’s consent; provided, further that, any amendment that would (i) except as is provided in Section 4(5) of the Plan, increase the total number of shares reserved for the purpose of the Plan, (ii) change the employees or class of employees eligible to participate in the Plan, (iii) change the minimum exercise price for any Option or Stock Appreciation Right below the minimum price set forth in Section 6(1) and Section 7 of the Plan, as applicable, or (iv) materially (within the meaning of rules of the securities exchange on which the Shares are then listed) change the terms of the Plan, shall not be effective without the approval of Perrigo’s shareholders.

2.

The Committee may amend the terms of any Award theretofore granted; provided, that no such amendment shall materially and adversely impair the rights of any Participant without his or her consent. In addition, the CEO may amend the terms of any Award theretofore granted to a Participant who is not subject to Section 16 of the Exchange Act; provided, that no such amendment shall materially and adversely impair the rights of any Participant without his or her consent.

3.

The Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of non-Performance Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission

Perrigo Company plc	11

or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

SECTION 16. GENERAL PROVISIONS.

1.

TRANSFERS OF AWARDS. Unless otherwise determined by the Committee (or the CEO, as applicable) with respect to an Award other than an Incentive Stock Option, no Award, and no Shares subject to Awards granted under the Plan which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered or hedged, except by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided that, if so determined by the Committee (or the CEO, as applicable), a Participant may, in the manner established by the Committee (or the CEO), designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Unless otherwise determined by the Committee (or the CEO, as applicable), each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, subject to such rules as the Committee may establish, a Nonstatutory Stock Option may be transferred by a Participant during his or her lifetime to a trust, partnership or other entity established for the benefit of the Participant and his or her immediate family which, for purposes of the Plan, shall mean those persons who, at the time of such transfer, would be entitled to inherit part or all of the estate of the Participant under the laws of intestate succession then in effect in the state in which the Participant resides if the Participant had died on such transfer date without a will.

2.

NO RIGHT TO BE GRANTED AWARDS. No Employee or Participant shall have any claim to be granted any Award under the Plan nor to remain in the employment or service of the Company and there is no obligation for uniformity of treatment of Employees or Participants under the Plan. The Committee may, in its sole discretion, condition eligibility for an Award on the execution of a noncompete or similar-type agreement.

3.

SHARE CERTIFICATES. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

4.

DEFERRAL OF AWARDS. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, any dividends or dividend equivalents shall be payable only if and to the extent the underlying Awards become vested.

5.

DELIVERY AND EXECUTION OF ELECTRONIC DOCUMENTS. To the extent permitted by applicable law, Perrigo may (i) deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including, but not limited to, prospectuses required by the U.S. Securities and Exchange Commission) and all other documents that Perrigo is required to deliver to its shareholders (including, but not limited to, annual reports and proxy statements), and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in the manner prescribed by the Committee.

6.

SECTION 409A SPECIFIED EMPLOYEES AND SEPARATE PAYMENTS. All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A will be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A will be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee will have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan will govern. Without limiting the generality of the preceding sentence, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:

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a.	any payment due upon a Participant’s termination of employment will be paid only upon such Participant’s “separation from service” from the Company within the meaning of Section 409A;

b.

any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such Award will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A;

c.

any payment to be made with respect to such Award in connection with the Participant’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(B) of the Code) will be delayed until six months after the Participant’s separation from service (or earlier death) to the extent required to comply with the requirements of Section 409A;

d.

if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment;

e.

if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents will be treated separately from the right to other amounts under the Award; and

f.

for purposes of determining whether the Participant has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” will mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with Perrigo Company plc, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

7.

WITHHOLDING TAXES. The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of any withholding taxes due in respect of an Award or payment hereunder, including withholding from other compensation payable to the Participant by the Company, and shall take all actions as it determines are necessary to satisfy all obligations for the payment of applicable withholding taxes, including, without limitation, any Federal Insurance Contributions Act (“FICA”) taxes due on the vesting of an Award. The Committee shall be authorized to establish procedures for Participants to elect to satisfy such withholding tax obligations by (i) the delivery of, or directing the Company to retain, Shares, or (ii) tendering payment to the Company in the form of a personal check, a bank order, a money order, or such other form of cash payment as may be approved by the Committee. In no event may the number of Shares withheld exceed the number necessary to satisfy the maximum Federal, state and local income and employment tax withholding requirements.

8.

NO IMPACT ON ADOPTION OF OTHER COMPENSATION PROGRAMS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

9.

GOVERNING LAW. The Plan and Awards granted under the Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Michigan (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Participants under, the Plan and Awards granted hereunder. With respect to Awards granted to Participants who are foreign nationals or who are employed outside the United States, the Plan and any rules and regulations relating to the Plan shall be governed by the applicable Code provisions to the maximum extent possible and otherwise by the laws of the State of Michigan (without reference to principles of conflicts of laws) and, to the extent that applicable foreign law differs from the Code and Michigan law, in accordance with applicable foreign law.

10.

If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

11.	FORFEITURE OF AWARDS.

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a.

For Section 16 Officers: With respect to each of Perrigo’s current and former executive officers who is or was designated as an officer of Perrigo in accordance with Rule 16a-1(f) of the Exchange Act (“Section 16 Officer”), any RSUs, PSUs, Restricted Shares, Performance Shares, Shares, any time-vesting equity award, or other Award granted, earned, accrued, settled or acquired under the Plan (including Shares acquired through the exercise of Options and/or Stock Appreciation Rights), and any gains or profits on the sale of such Shares shall be subject to the Compensation Recovery Policy of Perrigo or any other “clawback” or recoupment policy later adopted by Perrigo.

b.

For all other employees: With respect to each Participant who is not a Section 16 Officer, if Perrigo, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, and the Committee determines the Participant either knowingly engaged in or failed to prevent the misconduct, or the Participant’s actions or inactions with respect to the misconduct and restatement constituted gross negligence, the Participant shall (i) be required to reimburse Perrigo for any gain associated with any Option or Stock Appreciation Right exercised during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement (the “12-Month Window”), (ii) be required to reimburse Perrigo the amount of any payment (whether payment is made in cash, Shares or other property, and including any payment with respect to dividends and/or dividend equivalents) relating to any RSUs, PSUs, Restricted Shares and/or Performance Shares earned, accrued or settled during the 12-Month Window, and (iii) all outstanding Awards that have not yet been settled or exercised shall be immediately forfeited. In addition, Shares acquired under the Plan (including Shares acquired through the exercise of Options and/or Stock Appreciation Rights), and any gains or profits on the sale of such Shares, shall be subject to any “clawback” or recoupment policy later adopted by Perrigo.

12.

RIGHT OF OFFSET. The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

13.

LIMITATION OF LIABILITY. No member of the Committee or any person to whom the Committee delegates its powers, responsibilities or duties in writing, including by resolution (each such person, a “Covered Person”), will have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by the Company against and from:

a.

any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and

b.

any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company will have sole control over such defense with counsel of the Company’s choice.

SECTION 17. EFFECTIVE DATE OF PLAN. This amendment and restatement of the Plan shall be effective on the date that it is approved by Perrigo’s shareholders (the “Effective Date”).

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APPENDIX 1

2026 LONG-TERM INCENTIVE PLAN

SUB-PLAN GOVERNING AWARDS TAXABLE IN THE REPUBLIC OF IRELAND

1. GENERAL

1.1

This Appendix 1 establishes a sub-plan (the “Irish Sub-Plan”) to the 2026 Long-Term Incentive Plan (the “Plan”) for purposes of employees and directors who are either resident in the Republic of Ireland for tax purposes or who are subject to Irish taxation in relation to their Awards under the Plan and who are granted Restricted Shares that are intended to meet the requirements of a Clog Scheme under Irish tax law. All terms that are not otherwise defined herein shall have the same meaning as set forth in the Plan.

2. TERMS OF IRISH SUB-PLAN

2.1.	The following definitions shall be inserted into Section 2:

a.	“Restricted Share Trust” means the trust established by Perrigo;

b.

“Retention Period” in connection with any of a Participant’s Restricted Shares means the period beginning on the date an award of Restricted Shares is made and ending on the 30th day after the fifth anniversary of that date, or such other period (between one year and five years plus 30 days) as the Committee may from time to time determine with respect to an allocation of Restricted Shares provided always that such period shall be set out in the Award Agreement relating to such Restricted Shares;

2.2.	The definition of Award Agreement in Section 2 shall be deleted and replaced with the following:

a.

“Award Agreement” means a written agreement, contract or other instrument in such form as may from time to time be settled by the Committee which is entered into by Perrigo and a Participant setting out specific contractual terms restricting the Participant’s ability to deal with or realise value in the Restricted Shares during the designated Retention Period and signed by both Perrigo and the Participant;

2.3.	The definition of Restricted Share in Section 2 shall be deleted and replaced with the following:

a.

“Restricted Share” means an Award of Restricted Shares under this Irish Sub-Plan, or (where the context so requires) any other Award under the Plan (including any sub-plan) whereby the Shares subject to that Award to which a Participant becomes entitled at grant, vesting, exercise or settlement (as the case may be) are designated as Restricted Shares for a Retention Period under this Irish Sub-Plan within the meaning of Section 128D(3)(a) of the Irish Taxes Consolidation Act 1997, such shares also being forfeitable shares in accordance with Section 8(c) as amended under this Irish Sub-Plan.

2.4.	Section 5 shall be deleted and replaced with the following:

SECTION 5. ELIGIBILITY. Any Employee or director of the Company shall be eligible to be selected as a Participant under the Irish Sub-Plan.

2.5.	Section 8 shall be deleted and replaced with the following:

SECTION 8. RESTRICTED SHARES.

a.

GRANT OF AWARDS. Restricted Share Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in connection with the vesting, exercise or settlement (as the case may be) of other Awards granted under the Plan. The provisions of Restricted Share Awards need not be the same with respect to each recipient. Restricted Share Awards may be subject to performance criteria in relation to any performance period as the Committee may determine when the Restricted Share Award is granted.

a.

REGISTRATION. Any Restricted Shares issued or awarded hereunder shall be held in the Restricted Share Trust for the duration of the Retention Period and subject to the provisions of the trust deed and Section 128D of the Taxes Consolidation Act 1997.

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b.

FORFEITURE. Except as set forth in Section 12 (as amended by the Irish Sub-Plan) or otherwise determined by the Committee at the time of grant, upon a Participant’s Termination Date for any reason during the Retention Period, all Restricted Shares still subject to restriction shall be forfeited by the Participant and reacquired by Perrigo whereupon as a result of the forfeiture the Participant will cease to have any beneficial interest in the Restricted Shares so forfeited and will not be entitled to receive, directly or indirectly, consideration in money or money’s worth in respect of the forfeited shares in excess if the consideration given by the Participant for the acquisition of the Restricted Shares. If as a result of any forfeiture of Shares under this Section 8(c) the Participant obtains a refund of any taxes paid in respect of the award of Restricted Shares, the Participant shall be obliged to return such refund to Perrigo immediately upon receipt, unless the Committee determines otherwise in its absolute discretion.

c.

PERFORMANCE CRITERIA. The Committee shall specify in the Award Agreement the extent to which forfeiture applies to a Restricted Share Award at the end of the applicable Retention Period as a result of performance criteria not being achieved, or partially being achieved, in relation to the applicable performance period.

2.6.	Section 12(2) shall be deleted and replaced with the following:

2.

OPTIONS AND STOCK APPRECIATION RIGHTS. Unless otherwise determined by the Committee with respect to an Award of Options and Stock Appreciation Rights as provided in the applicable Award Agreement, and subject to the terms of the Plan, the following provisions shall apply to Options and Stock Appreciation Rights on a Participant’s Termination Date.

a.

DEATH, DISABILITY, RETIREMENT. If the Participant’s Termination Date occurs due to the Participant’s death, Disability or Retirement the Participant’s outstanding Options and Stock Appreciation Rights shall immediately vest in full and may thereafter be exercised in whole or in part by the Participant (or the duly appointed fiduciary of the Participant’s estate or Beneficiary in the case of death, or conservator of the Participant’s estate in the case of Disability) at any time prior to the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.

b.

INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of Involuntary Termination for Economic Reasons, the Participant may exercise his or her Options and Stock Appreciation Rights, to the extent vested, at any time prior to the earlier of (i) the date which is 30 days after the date which is 24 months after such Termination Date, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights. Any Options or Stock Appreciation Rights that are not vested at such Termination Date, but are scheduled to vest during the 24-month period following the Termination Date, shall continue to vest during such 24-month period according to the vesting schedule in effect prior to such Termination Date. Any Options or Stock Appreciation Rights that are not scheduled to vest during such 24-month period will be forfeited on the Termination Date. Notwithstanding the foregoing, if the Participant’s Termination Date occurs for a reason that is both described in this Section 12(2)(b) and in Section 13(1), the special vesting rules described in Section 13(1) shall apply in lieu of the vesting rules described in this Section 12(2)(b).

If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (b), the duly appointed fiduciary of the Participant’s estate or his or her Beneficiary may exercise the Options and Stock Appreciation Rights (to the extent that such Options and Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the later of the date which is (i) 30 days after the date which is 24 months after the Participant’s Termination Date, or (ii) 12 months after the date of death, but in no event later than the expiration of the respective terms of the Options and Stock Appreciation Rights.

c.

TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company the Participant’s right to exercise his or her Options and Stock Appreciation Rights shall terminate. If within 60 days of a Participant’s Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause. Any Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.

d.

OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(2), the Participant shall have the right to exercise his or her Options and Stock Appreciation Rights at any time prior to the earlier of (i) the date which is three months after such Termination Date, or (ii) the expiration date of the respective terms of the Options or Stock Appreciation Rights, as applicable, but only to the

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extent such Option or Stock Appreciation Right, as applicable, was vested prior to such Termination Date. Any Options or Stock Appreciation Rights which are not vested at such Termination Date shall be forfeited on the Termination Date.

If the Participant dies after the Termination Date while his or her Options or Stock Appreciation Rights remain exercisable under this paragraph (d), the duly appointed fiduciary of the Participant’s estate or his or her Beneficiary may exercise the Options or Stock Appreciation Rights (to the extent that such Options or Stock Appreciation Rights were vested and exercisable prior to death), at any time prior to the earlier of (i) 12 months after the date of death, or (ii) the expiration of the respective terms of the Options or Stock Appreciation Rights, as applicable.

2.7.	A new Section 12(5) shall be inserted as follows:

5.

RESTRICTED SHARES. Unless otherwise determined by the Committee with respect to an Award of service-based vesting Restricted Shares as provided in the applicable Award Agreement, and subject to the terms of the Plan, the following provisions shall apply to service-based vesting Restricted Shares on a Participant’s Termination Date.

a.

DEATH. If the Participant’s Termination Date occurs due to the Participant’s death prior to the end of the Retention Period applicable to his or her Restricted Shares, the Retention Period with respect to those Restricted Shares shall lapse.

b.

DISABILITY; RETIREMENT. If the Participant’s Termination Date occurs by reason of Disability or Retirement the Participant may continue to hold those Restricted Shares for the remainder of the Retention Period.

c.

INVOLUNTARY TERMINATION FOR ECONOMIC REASONS. If the Participant’s Termination Date occurs by reason of Involuntary Termination for Economic Reasons within 24 months of the end of the Retention Period applicable to his or her Restricted Shares, the Participant may continue to hold those Restricted Shares for the remainder of the Retention Period. If the Participant’s Termination Date occurs by reason of Involuntary Termination for Economic Reasons more than 24 months before the end of the Retention Period applicable to his or her Restricted Shares those Restricted Shares will be forfeited on the Termination Date. Notwithstanding the foregoing, if the Participant’s Termination Date occurs for a reason that is both described in this Section 12(5)(c) and in Section 13(1), the special vesting rules described in Section 13(1) shall apply in lieu of the vesting rules described in this Section 12(5)(c).

d.

TERMINATION FOR CAUSE. If the Participant’s Termination Date is for Cause, at the time such notice of termination is given by the Company the Participant’s Restricted Shares will be forfeited. If within 60 days of a Participant’s Termination Date the Company discovers circumstances which would have permitted it to terminate the Participant’s employment or service for Cause, such Termination Date shall be deemed to have occurred for reasons of Cause. Any Shares, cash or other property paid or delivered to the Participant under the Plan within 60 days of such Termination Date shall be forfeited and the Participant shall be required to repay such amount to the Company.

e.

OTHER TERMINATION OF EMPLOYMENT OR SERVICE. If the Participant’s Termination Date occurs for reasons other than as described in this Section 12(5), the Participant’s Restricted Shares will be forfeited on the Termination Date unless the Committee determines that the Participant may continue to hold his or her Restricted Shares for the remainder of the Retention Period applicable to those Restricted Shares.

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APPENDIX 2

2026 LONG-TERM INCENTIVE PLAN

CONSULTANT AND NON-EMPLOYEE DIRECTOR SUB-PLAN

1. GENERAL

1.1.

This Appendix 2 establishes a sub-plan (the “Consultant and NED Sub-Plan”) to the 2026 Long-Term Incentive Plan (the “Plan”) for awards granted to non-employee directors and consultants. In order to reflect that Awards granted under the Plan are granted under an “employees’ share scheme” as defined under Irish tax law, (a) references to directors and consultants have been removed from the Plan, and (b) this Appendix 2 establishes a sub-plan for the purpose of granting Awards to Consultants and Non-Employee Directors (as defined below) of Perrigo Company plc and its Affiliates.

1.2.	All terms that are not otherwise defined herein shall have the same meaning as set forth in the Plan.

2. TERMS OF CONSULTANT AND NED SUB-PLAN

2.1.

This Consultant and NED Sub-Plan is hereby established as a sub-plan to the Plan. The provisions of the Plan shall apply in their entirety to awards made under this Consultant and NED Sub-Plan save and except only as set out in Rules 2.2 to 2.6 below.

2.2.	Definitions

a.	The following definitions shall be inserted for the purposes of the Consultant and NED Sub-Plan:

“Consultant” means a consultant, adviser or other natural person retained by the Company to render significant services to the Company.

“Non-Employee Director” means a director of the Company who is not an active employee of the Company.

b.	The following terms as defined in the Plan shall be deleted and replaced with the following for the purposes of the Consultant and NED Sub-Plan:

“Participant” means any person who is a Consultant or Non-Employee Director.

“Retirement” means a Participant’s Termination Date which occurs (i) pursuant to a voluntary early retirement program approved by the Board or the Committee, (ii) after attaining age 65, or (iii) after attaining age 60 with five or more years of service with the Company. For this purpose, a year of service shall be a completed 12-month period of service beginning on the first day of the Participant’s service with the Company as a Non-Employee Director or Consultant, or an anniversary of such date.

“Termination Date” means the date that a Participant both ceases to be a Non-Employee Director or Consultant and ceases to perform any material services for the Company, including, but not limited to, advisory or consulting services or services as a member of the Board.

2.3.	Section 3(1) of the Plan is amended by the addition of the following sentence at the end of that clause:

a.

Decisions of the Committee in respect of the Consultant and NED Sub-Plan shall be final, conclusive and binding upon all persons including the Company, any Participant, and shareholder and any Consultant and Non-Employee Director.

2.4.	A new Section 3(3)(e) of the Plan is added as follows:

a.

AWARD SHARE LIMITS. No individual Consultant may be granted Awards in any one calendar year with a value in excess of $1,000,000, and no individual Non-Employee Director may be granted Awards in any one calendar year with a value in excess of $1,000,000, with the value of any equity-based awards based on the accounting grant date value of such award (except that, for any year in which a Consultant or Non-Employee Director first commences service as a consultant of the Company or service on the Board, respectively, such $1,000,000 limit will not apply).

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2.5.	Section 5 of the Plan is amended by replacing it with the following:

SECTION 5. ELIGIBILITY. Any Non-Employee Director or Consultant shall be eligible to be selected as a Participant. Awards may be granted Non-Employee Directors or Consultants of the Company or Affiliates who are foreign nationals or who are resident or taxable on the Award outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

2.6.	Section 6(4) of the Plan is amended by the addition of the following sentence at the end of that clause:

Payment of the option price of any Option granted to a Consultant or Non-Employee Director shall be settled only in accordance with a method that is in compliance with applicable Irish company law.

2.7.	Section 16(2) of the Plan is amended by deleting the words “Employee or” and “Employees or” from the first sentence.

2.8.	Section 16(7) of the Plan is amended by the addition of the following sentence at the end of that clause:

Withholding taxes applicable to any Awards to a Consultant or Non-Employee Director shall be settled only in accordance with a method that is in compliance with applicable Irish company law.

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